Exhibit 99.2

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Delta Reports Financial and Operating Performance for August 2014

ATLANTA, Sep. 3, 2014 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for August 2014.

Consolidated passenger unit revenue (PRASM) for the month of August increased 2.0 percent year over year driven by continued strength in domestic markets, which offset an estimated 1 point of negative PRASM pressure from the impact of events in Russia, the Middle East and Africa.

Delta’s solid operating performance continued through August, with a monthly completion factor of 99.6 percent and an on-time arrival rate of 84.3 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
August consolidated PRASM change year over year	2.0%
Projected September quarter PRASM change year over year	2% – 3%
Projected September quarter fuel price per gallon, adjusted	$2.90 - $2.95
August mainline completion factor	99.6%
August on-time performance (preliminary DOT A14)	84.3%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s 50 Most Admired Companies, in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 323 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis-St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Sep. 3, 2014, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Aug 2014	Aug 2013	Change		Aug 2014	Aug 2013	Change
RPMs (000):
Domestic	11,430,396	11,007,019	3.8%		81,271,683	77,839,334	4.4%
Delta Mainline	9,502,651	8,957,877	6.1%		66,814,234	63,037,203	6.0%
Regional	1,927,745	2,049,142	(5.9%)		14,457,449	14,802,131	(2.3%)
International	8,604,080	8,430,946	2.1%		56,667,115	54,882,114	3.3%
Latin America	1,640,124	1,410,147	16.3%		12,597,620	10,476,847	20.2%
Delta Mainline	1,612,799	1,396,239	15.5%		12,347,640	10,337,205	19.4%
Regional	27,325	13,908	96.5%		249,980	139,642	79.0%
Atlantic	4,556,781	4,553,909	0.1%		27,397,122	27,620,247	(0.8%)
Pacific	2,407,175	2,466,890	(2.4%)		16,672,373	16,785,020	(0.7%)
Total System	20,034,476	19,437,965	3.1%		137,938,799	132,721,448	3.9%

ASMs (000):
Domestic	13,109,690	12,899,621	1.6%		94,478,093	92,899,421	1.7%
Delta Mainline	10,739,107	10,313,198	4.1%		76,427,261	73,806,896	3.6%
Regional	2,370,584	2,586,423	(8.3%)		18,050,832	19,092,525	(5.5%)
International	9,756,925	9,367,058	4.2%		66,928,671	64,597,228	3.6%
Latin America	1,909,225	1,602,845	19.1%		14,984,554	12,425,855	20.6%
Delta Mainline	1,874,524	1,586,070	18.2%		14,656,258	12,245,033	19.7%
Regional	34,701	16,775	106.9%		328,296	180,822	81.6%
Atlantic	5,136,100	4,974,839	3.2%		32,275,541	32,422,265	(0.5%)
Pacific	2,711,600	2,789,374	(2.8%)		19,668,575	19,749,108	(0.4%)
Total System	22,866,615	22,266,679	2.7%		161,406,764	157,496,649	2.5%

Load Factor:
Domestic	87.2%	85.3%	1.9	pts	86.0%	83.8%	2.2	pts
Delta Mainline	88.5%	86.9%	1.6	pts	87.4%	85.4%	2.0	pts
Regional	81.3%	79.2%	2.1	pts	80.1%	77.5%	2.6	pts
International	88.2%	90.0%	(1.8)	pts	84.7%	85.0%	(0.3)	pts
Latin America	85.9%	88.0%	(2.1)	pts	84.1%	84.3%	(0.2)	pts
Delta Mainline	86.0%	88.0%	(2.0)	pts	84.2%	84.4%	(0.2)	pts
Regional	78.7%	82.9%	(4.2)	pts	76.1%	77.2%	(1.1)	pts
Atlantic	88.7%	91.5%	(2.8)	pts	84.9%	85.2%	(0.3)	pts
Pacific	88.8%	88.4%	0.4	pts	84.8%	85.0%	(0.2)	pts
Total System	87.6%	87.3%	0.3	pts	85.5%	84.3%	1.2	pts

Mainline Completion Factor	99.6%	99.9%	(0.3)	pts

Passengers Boarded	16,117,881	15,664,509	2.9%		115,618,836	111,449,948	3.7%

Cargo Ton Miles (000):	213,647	202,739	5.4%		1,559,806	1,542,332	1.1%

a Results include flights operated under contract carrier arrangements

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